Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm



The Board of Directors and Stockholders
FNB Bancorp:



We consent to the incorporation by reference in the registration statement (No. 333-9156, 333-98293 and 333-106363) on Form S-8 of FNB Bancorp of our report dated March 3, 2005, with respect to the consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows of FNB Bancorp and Subsidiary for the year ended December 31, 2004, which report appears in the December 31, 2006 annual report on Form 10-K/A of FNB Bancorp.



/s/ KPMG LLP

Sacramento, California
November 16, 2007